EXHIBIT 99.1

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation Reports

Fourth Quarter and 2007 Results

Phoenix, January 25, 2008- Southern Copper Corporation (SCC) (NYSE and LSE: PCU)

2007 FOURTH QUARTER HIGHLIGHTS

•                  Sales for 2007 reached a historic high of $6,085.7 million, an increase of 11.5% over 2006 despite copper prices were only 5.9% higher on average year-to-year. In the fourth quarter 2007 (“4Q07”) net sales decreased by $355.4 million compared to the fourth quarter of 2006 (“4Q06”).

•                  EBITDA also reached a record in 2007 increasing $448.4 million to $3,764.7 million, equivalent to 61.9% of net sales, compared to an EBITDA of $3,316.3 million or 60.7% of sales in 2006. 4Q07 EBITDA decreased by $307.7 million to $711.9 million equivalent to 55.0% of sales, compared to an EBITDA of $1,019.6 million, or 61.8% of sales in the 4Q06.

•                  Net Earnings for 2007 totaled $2,216.7 million, an increase of 8.8% year-to-year. 4Q07 net earnings decreased to $311.2 million, 52.5% lower than the 4Q06.

•                  Dividend payments increased by $493 million to $2,002 million, 32.6% higher than 2006. These dividend payments represent 90.3% of the net earnings of the Company in 2007.  Additionally, on January 24, 2008 the Board of Directors authorized a dividend of $1.40 per share to be paid on February 29, 2008 to shareholders of record as of February 12, 2008.

•                  After giving effect to the 2007 capital and exploration expenditures of $356.0 million and dividend distributions of $2,002 million, net debt (debt minus cash) amounted to $40.5 million at December 31, 2007, compared to $505.3 million at December 31, 2006.  At the same time, stockholders’ equity at the end of 2007 amounted to $3.9 billion, an increase of 5.1% over the last year.

•                  For the full year 2007 molybdenum production increased in 36.8% compared to 2006. For the 4Q07 molybdenum production increased by 14.6% when compared with the same period of 2006.

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

•                  The new Ilo smelter modernization, continues producing satisfactory results. The facility is currently operating at full capacity. The Company expects to smelt 1.1 million tons of concentrates in 2008. The average sulfur capture in 2007 was over 95%, higher than the 92% required by Peruvian regulations.

•                  A new $2,108 million investment program was announced in 2007 that will increase Southern’s annual copper production by 270,000 tons by 2011, a 39% increase from current production level. The Company is evaluating the best options to finance these projects.

•                  Feasibility studies for Tia Maria are finished. A new operating unit with annual production of 120,000 tons of SX-EW copper is being developed with a total capital cost of $934 million.  Operations are expected to begin at the fourth quarter of 2010.

•                  The LME and COMEX copper prices increased to an average of $3.23 and $3.22 per pound in 2007, respectively, compared to $3.05 and $3.09 respectively, in 2006.  Metals Week’s dealer oxide molybdenum price for 2007 was $29.91 per pound, compared to $24.38 per pound in 2006.

•                  Since January 11, 2008 the Cananea mine is open and is preparing to gradually resume normal operations in the near future.  The mine was reopened based on a ruling by the labor authorities who declared the strike illegal for the second consecutive time. While the Cananea union later obtained an injunction from a federal judge preventing the Company from firing workers that do not return to work immediately, the same judge did explicitly safeguard the rights of any worker that wishes to return to work at the mine and the right of the Company to conduct operations in the ordinary course of business.

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

SUMMARY FINANCIAL TABLE

	Fourth Quarter				Twelve Months
	2007	2006	Var.	%	2007	2006	Var.	%
	(in millions, except per share amounts and %s)
Copper sold — pounds	292.6	404.2	(111.6)	(27.6)%	1,330.6	1,386.2	(55.6)	(4.0)%
Net sales	$1,294.5	$1,649.9	$(355.4)	(21.5)%	$6,085.7	$5,460.2	$625.5	11.5%
Cost of sales	534.1	581.9	(47.8)	(8.2)%	2,122.9	2,019.8	103.1	5.1%
Operating income	629.9	968.2	(338.3)	(34.9)%	3,496.3	3,054.3	442.0	14.5%
EBITDA GAAP (1)	$711.9	$1,019.6	$(307.7)	(30.2)%	$3,764.7	$3,316.3	$448.4	13.5%
EBITDA margin	55.0%	61.8%	(6.8)%	(11.0)%	61.9%	60.7%	1.2%	2.0%
Net earnings	$311.2	$655.2	$(344.0)	(52.5)%	$2,216.7	$2,037.6	$179.1	8.8%
Earnings per share	$1.06	$2.23	$(1.17)	(52.5)%	$7.53	$6.92	$0.61	8.8%
Capital expenditures	$64.7	$122.8	$(58.1)	(47.3)%	$315.7	$455.8	$(140.1)	(30.7)%

(1) Reconciliation of net earnings computed in accordance with GAAP to EBITDA

	Fourth Quarter		Twelve Months
	2007	2006	2007	2006
Net earnings	$311.2	$655.2	$2,216.7	$2,037.6
Add:
Minority interest	2.6	2.7	10.2	9.3
Income taxes	302.7	279.4	1,183.9	959.1
Interest expense	31.2	30.7	123.2	113.4
Depreciation, amortization and depletion	87.8	76.3	327.9	275.1
Less:
Interest income	(19.0)	(15.8)	(82.5)	(50.2)
Interest capitalized	(4.6)	(8.9)	(14.7)	(28.0)
EBITDA	$711.9	$1,019.6	$3,764.7	$3,316.3

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation reported net earnings for 2007 were $2,216.7 million, or earnings per share of $7.53, compared with $2,037.6 million or earnings per share of $6.92 in 2006. In the 4Q07 net earnings were $311.2 million, or earnings per share of $1.06 for the 4Q07 compared with $655.2 million, or earnings per share of $2.23, for the 4Q06.

Net sales in 2007 were $6,085.7 million, compared to $5,460.2 million in 2006, an increase of 11.5% and a record year for Southern Copper. Record sales result from higher prices of copper, molybdenum and silver.

Commenting on the Company’s results for the fourth quarter and full year 2007, Mr. German Larrea, Chairman of SCC said, “2007 earnings constitute a record high for SCC and are attributable to continued higher prices for most of our metals and the increase in molybdenum sales volume, despite the fourth quarter decrease in earnings due to the illegal strike at Cananea which began in the third quarter of 2007 and ended on January 11, 2008 with the decision of the Labor Authority ratified by a Federal judge”.

Net sales in the 4Q07 were $1,294.5 million compared with $1,649.9 million in 4Q06, a decrease of 21.5%. The average metal prices for our principal products were higher in the 4Q07 and the year 2007 than the comparable periods of 2006 except for zinc, which decreased in both 2007 periods. See price chart on page 6.

Mine copper production amounted to 277.6 million pounds in the 4Q07, a decrease of 118.3 million pounds compared with the 4Q06.

Molybdenum production increased 1.2 million pounds, from 8.2 million pounds in the 4Q06 to 9.4 million pounds in the 4Q07.  This increase is principally due to higher grades at our Peruvian mines. Mine zinc production amounted to 57.2 million pounds in the 4Q07, a 22.4% decrease from the 4Q06.

The Company’s Ilo smelter modernization was completed in January 2007 and is fully operating. Average sulfur capture in 2007 was above the 92% required by Peruvian regulations. Performance tests are pending completion with the two major contractors.  These are expected to be completed in the first quarter 2008.

Additionally, the crushing and conveying system at Toquepala, the sedimentation, PLS and storm water retention dams and associated facilities at Toquepala all initiated operations in 2007. These facilities are reducing long-term haulage cost and will increase copper recovery at the Toquepala SX-EW plant in 2009.

As the Company previously announced, the expansion program will be focusing on Tia Maria SX-EW copper project in Peru, expansions of Toquepala and Cuajone concentrators, and the expansion of the Ilo smelter and copper refinery with a total investment of $2,108 million. These investments will increase our copper production by 270,000 tons per year by 2011, representing an increase of 39% of the current

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

production capacity. The Company is currently evaluating the best options to finance these projects.

Feasibility studies for the Tia Maria project were finished with indicative resources of 638 million tons of mineral with an average copper grade of 0.39%. The Company is conducting a bidding process for basic and detailed engineering as well as preparing to purchase major equipment. The Company expects to invest $65 million in this project during 2008. When completed at the end of 2010, the new operating unit will produce 120,000 tons of copper cathodes per year.

Regarding the Company’s exploration program, a pre-feasibility study at Los Chancas, a copper-molybdenum property in the southern part of Peru was completed and is being evaluated in order to determine the following steps. Also, the Company is planning to develop its Mexican assets at El Arco in Baja California and Angangueo in Michoacan.

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

	LME	COMEX
	Copper	Copper	Zinc	Silver	Gold	Molybdenum
Metals Price Average	($/lb)	($/lb)	($/lb)	($/Oz)	($/oz)	($/lb)
1Q 2007	2.69	2.70	1.57	13.29	650.27	25.81
2Q 2007	3.47	3.46	1.66	13.32	667.24	30.41
3Q 2007	3.50	3.48	1.46	12.70	681.12	31.33
4Q 2007	3.26	3.25	1.19	14.24	788.02	32.10
4Q 2006	3.21	3.19	1.91	12.59	614.47	25.11
Average 2007	3.23	3.22	1.47	13.39	696.66	29.91
Average 2006	3.05	3.09	1.49	11.54	604.34	24.38
Variance 4Q07 vs. 4Q06	1.6%	1.9%	(37.7)%	13.1%	28.2%	27.8%

Source: Silver — COMEX; Gold and Zinc — LME; Molybdenum — Metals Week Dealer Oxide.

Metal Production and Sales

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2007	2006	%	2007	2006	%
Copper (000s pounds)
Mined	277,600	395,900	(29.9)%	1,305,500	1,335,200	(2.2)%
Smelted	236,700	350,200	(32.4)%	1,025,200	1,298,500	(21.0)%
Refined	213,800	341,500	(37.4)%	990,700	1,263,800	(21.6)%
Rod	40,400	49,600	(18.5)%	213,000	212,900	—
Sales	292,600	404,200	(27.6)%	1,330,600	1,386,200	(4.0)%
Silver (000s ounces)
Mined	3,000	4,500	(33.3)%	15,200	16,200	(6.2)%
Refined	2,200	3,200	(31.2)%	10,000	12,400	(19.4)%
Sales	4,000	5,100	(21.6)%	18,300	19,800	(7.6)%
Molybdenum (000s pounds)
Mined	9,400	8,200	14.6%	35,700	26,100	36.8%
Sales	9,700	8,700	11.5%	35,900	25,600	40.2%
Zinc (000s pounds)
Mined	57,200	73,700	(22.4)%	266,800	301,100	(11.4)%
Refined	57,700	47,000	22.8%	200,100	112,500	77.9%
Sales	58,400	74,600	(21.7)%	251,800	281,100	(10.4)%

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	VAR %	2007	2006	VAR %
	(in thousands, except for per share amounts)
Net sales	$1,294,459	$1,649,943	(21.5)%	$6,085,672	$5,460,221	11.5%

Operating costs and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	534,113	581,851	(8.2)%	2,122,907	2,019,840	5.1%
Selling, general and administrative	25,083	15,783	58.9%	98,359	88,274	11.4%
Depreciation, amortization and depletion	87,796	76,275	15.1%	327,898	275,062	19.2%
Exploration	17,531	7,840	123.6%	40,212	22,704	77.1%
Total operating costs and expenses	664,523	681,749	(2.5)%	2,589,376	2,405,880	7.6%

Operating income	629,936	968,194	(34.9)%	3,496,296	3,054,341	14.5%

Interest expense	(31,235)	(30,711)	1.7%	(123,204)	(113,422)	8.6%
Interest capitalized	4,571	8,942	(48.9)%	14,717	27,951	(47.3)%
Gain (loss) on derivative instruments	(12)	(11,595)	(99.9)%	(73,711)	(11,595)	535.7%
Loss on debt prepayments	(16,571)	(177)	9,262.1%	(16,571)	(1,137)	1,357.4%
Other income (expense)	10,801	(13,134)	(182.2)%	30,759	(326)	(9,535.3)%
Interest income	18,987	15,761	20.5%	82,519	50,217	64.3%

Earnings before income taxes and minority interest	616,477	937,280	(34.2)%	3,410,805	3,006,029	13.5%

Income taxes	302,652	279,407	8.3%	1,183,851	959,087	23.4%
Minority interest	2,595	2,672	(2.9)%	10,235	9,302	10.0%

Net earnings	$311,230	$655,201	(52.5)%	$2,216,719	$2,037,640	8.8%

Per common share amounts:

Net earnings — basic and diluted	$1.06	$2.23	(52.5)%	$7.53	$6.92	8.8%
Dividends paid	$2.00	$1.38	45.5%	$6.80	$5.13	32.7%

Weighted average shares outstanding (Basic and diluted)	294,466	294,461		294,466	294,461

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,409,272	$1,022,778
Marketable securities	—	280,000
Accounts receivable	462,749	606,426
Inventories	448,283	413,652
Investments	117,903	—
Prepaid taxes and other assets	119,306	120,021
Total current assets	2,557,513	2,442,877

Property, net	3,568,311	3,538,295
Leachable material, net	220,243	231,516
Intangible assets, net	115,802	118,107
Other assets, net	40,692	45,619
Total assets	$6,502,561	$6,376,414

LIABILITIES
Current liabilities:
Current portion of long-term debt	$160,000	$10,000
Accounts payable	255,357	271,064
Income taxes	131,754	226,047
Due to affiliates	3,870	3,581
Accrued workers’ participation	312,308	299,892
Interest	37,325	37,140
Other accrued liabilities	19,587	11,847
Total current liabilities	920,201	859,571

Long-term debt	1,289,754	1,518,111
Deferred income taxes	175,025	194,759
Other liabilities	235,376	111,196
Asset retirement obligation	13,145	12,183
Total non-current liabilities	1,713,300	1,836,249

Commitments and contingencies

Minority interest	16,658	13,989

STOCKHOLDERS’ EQUITY
Common stock	653,817	678,630
Accumulated comprehensive income	3,198,585	2,987,975
Total stockholders’ equity	3,852,402	3,666,605
Total liabilities, minority interest and stockholders’ equity	$6,502,561	$6,376,414

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
OPERATING ACTIVITIES
Net earnings	$311,230	$655,201	$2,216,719	$2,037,640
Depreciation, amortization and depletion	87,796	76,275	327,898	275,062
Capitalized leachable material	—	(22,546)	(45,903)	(65,930)
Minority interest	2,594	2,672	10,235	9,302
Cash provided from (used for) operating assets and liabilities	369,658	276,635	35,336	(178,470)
Other, net	6,156	(21,958)	159,171	(18,291)
Net cash provided from operating activities	777,434	966,279	2,703,456	2,059,313

INVESTING ACTIVITIES
Capital expenditures	(64,663)	(122,787)	(315,741)	(455,818)
Net proceed on marketable securities	270,585	—	287,398	—
Other	(118,527)	(271,878)	(217,636)	(269,468)
Net cash used for investing activities	87,395	(394,665)	(245,979)	(725,286)

FINANCING ACTIVITIES
Debt incurred (repaid)	(73,600)	(9,682)	(78,600)	356,046
Dividends paid	(588,932)	(404,887)	(2,002,312)	(1,509,099)
Distributions to minority interest	(2,618)	(1,946)	(7,211)	(8,282)
Other	380	(2,886)	(224)	(2,965)
Net cash used for financing activities	(664,770)	(419,401)	(2,088,347)	(1,164,300)

Effect of exchange rate changes on cash	14,005	(47,534)	17,364	(22,952)

Increase in cash and cash equivalent	$214,064	$104,679	$386,494	$146,775

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and has the largest copper reserve of any listed company.  We are a NYSE and Lima Stock Exchange (LSE) listed company that is 75.1% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 24.9% ownership interest is held by the international investment community.  We operate mining units and metallurgical facilities in Mexico and Peru and conduct exploration activities in Mexico, Peru and Chile.

Conference call

The Company’s fourth quarter earnings conference call will be held on January 29, 2008 beginning at 11:00 a.m. (EST — New York and Lima) (10:00 a.m. Mexico City).  To participate:

Dial-in number:	866-371-3858 in the U.S
832-445-1647 outside the U.S.
Genaro Guerrero, Chief Financial Officer
Raul Jacob, Head of Investor Relations
Conference ID:	ID 30491874 and “Southern Copper Fourth Quarter 2007 Results”

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SOUTHERN COPPER CORPORATION

11811 North Tatum Blvd., Suite 2500 - Phoenix, AZ 85028

Phone: Arizona: (602) 494-5328 - Fax: (602) 494-5317